UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          December 21, 2022

Network-1 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

65 Locust Avenue, Third Floor, New Canaan, Connecticut 06840

(Address of Principal Executive Offices) (Zip Code)

(203) 920-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NTIP	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 21, 2022, the Board of Directors of Network-1 Technologies, Inc. (the “Company”) elected Robert Mahan as the Company’s new Chief Financial Officer following David Kahn’s retirement. Mr. Mahan will provide services to the Company on a consulting basis and will be compensated at the rate of $175,000 per annum.

Robert Mahan’s background is as follows:

Robert M. Mahan, CPA, age 56, currently serves as President of Management and Financial Services, Inc., a consulting firm that he founded in 2011 which provides general management, financial and operations consulting services to private and public companies. From May 2021 to February 2022, Mr. Mahan served as Interim Chief Financial Officer of Loft Orbital Solutions, Inc., a space infrastructure company that designs, launches and operates low earth orbit satellites. From April 2019 to May 2021, he served as the Interim Chief Financial Officer of XWELL, Inc., formerly XpresSpa Group, Inc., (NASDAQ: XWEL), a global health and wellness holding company operating XpresCheck®, XpresSpa®, and Treat™ locations in airports. From November 2016 through April 2019, Mr. Mahan served as the Chief Financial Officer of SkyBell Technologies, Inc., a company engaged in the video doorbell and smart home industry. Mr. Mahan began his career in the audit practice of PricewaterhouseCoopers from 1989 through 1992 and as a Controller/Division Chief Financial Officer of Tommy Hilfiger USA, Inc. from 1992 – 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated: December 22, 2022	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz Title: Chairman & Chief Executive Officer